EXHIBIT 3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



      We hereby consent to the incorporation by reference in the Registration Statement constituting part of Post-Effective Amendment No.4 to the Registration Statement on Form S-8 (Registration No. 2-92331) of Hewlett-Packard Company of our report dated May 13, 1998 appearing in this Form 11-K.

      /s/ Price Waterhouse LLP
      ------------------------
      Price Waterhouse LLP
      San Jose, California

      June 23, 1998